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                                                             Exhibit 23(d)



We consent to the incorporation by reference in this Form 8-K/A, Amendment
No. 2, of our report dated January 9, 1998, on our audit of the Statement of Revenues and Direct Expenses of Radio Station KZXY (FM) for the years ended December 31, 1997 and 1996, appearing in the registration statement on Form S-4 (SEC File No. 333-46435) of Regent Communications, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.





PricewaterhouseCoopers LLP


Cincinnati, Ohio
January 9, 1998